BUYER PROMISSORY NOTE

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN CASH IN FULL OF THE "SENIOR INDEBTEDNESS" PURSUANT TO, AND TO THE EXTENT PROVIDED IN, ANY SUBORDINATION AGREEMENT BY THE MAKER HEREOF AND THE PAYEE NAMED HEREIN IN FAVOR OF MAKER'S SENIOR LENDER (THE "SUBORDINATION AGREEMENT").

$660,740.00                                                SEPTEMBER 23, 2004

         FOR VALUE RECEIVED SSAC, LLC a Florida limited liability company ("Maker"), promises to pay to ROY HATHCOCK, a Florida resident, and DALE BENZINE, a Georgia resident (collectively the "Payee"), in accordance with the percentages set forth on Exhibit A, the aggregate principal sum of Six Hundred Sixty Thousand and Seven Hundred Forty and No/100 ($660,740.00) Dollars, pursuant to the terms of this Promissory Note (the "Note"). The unpaid principal balance hereof shall bear interest at the rate of eight percent (8%) per year, commencing on January 15, 2005 and shall provide for equal quarterly payments of principal and interest as hereinafter described.

1. REFERENCE TO PURCHASE AGREEMENT. This Note is issued in connection with and is subject to a certain Stock Purchase Agreement dated as of September ___, 2004, by and among the Maker, Payee and Trinity Healthcare of Winston-Salem, Inc., among others, dated as of the date hereof (the "Purchase Agreement"). Terms used, but not defined herein, shall have the meaning ascribed to such terms in the Purchase Agreement.

2.       PAYMENT.

                  2.1. PAYMENT OF PRINCIPAL AND INTEREST. This Note shall be for a term of twenty-one (21) months commencing January 15, 2005, and shall provide for seven (7) equal quarterly payments of principal and interest of One Hundred Two Thousand Ninety Two and 23/100 Dollars ($102,092.23) commencing on April 15, 2005 and continuing for a total of seven (7) quarters, with the final payment being due and payable on October 15, 2006.

                  2.2. MANNER OF PAYMENT. The payment of principal on this Note shall be made by wire transfer or check at such place in the United States of America as Payee shall designate to Maker in writing. If the payment of principal on this Note is due on a day that is not a "Business Day" (as hereinafter defined), such payment shall be due on the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Michigan.

                  2.3. PREPAYMENT. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal due under this Note.

                  2.4. RIGHT OF SET-OFF. Maker shall have the right to set-off against any sum due hereunder pursuant to Maker's right of set-off under Section 6.8 of the Purchase Agreement or as otherwise provided pursuant thereto. The exercise of Maker's right of set-off may be applied against one or more payments due, and/or treated as a prepayment of principal due under this Note, as Maker may elect, but only in a manner consistent with Section 6.8 of the Purchase Agreement.

                  2.5. SECURITY. This Note is secured by a certain security agreement dated as of the date hereof (the "Security Agreement").

3.       DEFAULTS.

                  3.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                           (a) If Maker shall fail to pay when due the payment
                  of principal on this Note and such failure continues for a period of five (5) business days from Maker's receipt of written notice from Payee of such failure to pay, provided however, Payee shall not be required to provide written notice to Maker on more than two (2) occasions during the term of this Note.

                           (b) A breach of the Security Agreement beyond any
                  applicable notice and cure period.

                           (c) If, pursuant to or within the meaning of the
                  United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; or (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official.

                           (d) The sale of substantially all of the Maker's
                  membership interest or assets without a concurrent payment in full of all amounts owed by Maker to the Payee under this Note.

                  3.2. REMEDIES. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured by Maker or waived by Payee), Payee may (i) by written notice to Maker, declare the entire unpaid principal balance of this Note immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker the sum due under this Note, as well as reasonable attorneys' fees and cost incurred by the Payee in collection of all amounts owing under this Note.


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

4.       MISCELLANEOUS.

                  4.1. NOTICES. Any notice required or permitted to be given hereunder shall be given in accordance with Section 6.5 of the Purchase Agreement.

                  4.2. SEVERABILITY. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  4.3. GOVERNING LAW. This Note is governed by the internal laws of the State of Florida without regard to conflicts of law principles.

                  4.4. PARTIES IN INTEREST. This Note is binding on Maker and its successors and assigns. This Note may not be assigned or transferred by Maker or Payee without the express prior written consent of the other party, as applicable.

                  4.5. WAIVERS. Maker hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest.

                  4.6. WAIVE RIGHT TO JURY. Maker and Payee, collectively, freely and voluntarily waive their right to a jury with respect to any suit, controversy or dispute arising out of this Note, any rights or obligations hereunder or the performance of any such rights or obligations.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                            MAKER:

                                            SSAC, LLC,
                                            a Florida limited liability company
                                            by RKDA, Inc., its Sole Member


/s/ Jenny H. Kim                           By:  /s/ John E. Elliott, II
----------------------------------           -----------------------------------
Jenny H. Kim
                                           Its:  President
                                               ---------------------------------


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


                                    EXHIBIT A

           Name                                 Percent Payoff Under Note
           ----                                 -------------------------

           Roy Hathcock                                    55.05%

           Dale Benzine                                    44.95%








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